united states
securities and exchange commission

Washington, D.C. 20549

form 8-k

current report

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 27, 2015

Royal Hawaiian Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-9145	99-0248088
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

688 Kinoole Street, Suite 121, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	808-747-8471

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 27, 2015 the Partnership executed a Thirteenth Amendment to Revolving Loan Promissory Note and a Tenth Amendment to Fourth Amended and Restated Credit Agreement with the Partnership’s existing lender, American AgCredit, PCA. Under the terms of these documents, the maturity date of the revolving credit facility is extended from March 3, 2015 to March 31, 2015. In addition, the Minimum Tangible Net Worth covenant requirement for the reporting period of December 31, 2014 has been waived. The term loan from the same lender has not been affected.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Partnership executed amendments to its credit agreements as disclosed in Item 1.01, above.

Item 9.01	Exhibits

Exhibit 10.3	Thirteenth Amendment to Revolving Loan Promissory Note dated February 27, 2015

Exhibit 10.4	Tenth Amendment to Fourth Amended and Restated Credit Agreement dated February 27, 2015 signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Hawaiian Orchards, L.P.
(Registrant)

Date: March 4, 2015
	By:	Royal Hawaiian Resources, Inc.
Managing General Partner

	By:	/s/ Scott C. Wallace
Scott C. Wallace
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 10.3	Thirteenth Amendment to Revolving Loan Promissory Note dated February 27, 2015

Exhibit 10.4	Tenth Amendment to Fourth Amended and Restated Credit Agreement dated February 27, 2015